                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


               NOVEMBER 14, 2000 (AMENDED AS OF JANUARY 16, 2001)
               ---------------------------------------------------
                                (Date of Report)


                           SILVER RAMONA MINING, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                    0-23737                   820290939
         --------                    -------                   ---------
      (State or other
       jurisdiction                (Commission               (IRS Employer
     of incorporation)             File Number)           Identification No.)

          2100 HIGHWAY 360, SUITE 400-B, GRAND PRAIRIE, TEXAS 75050
          ---------------------------------------------------------
                   (Address of principal executive offices)


                                (972) 641-5494
                                --------------
             (Registrant's telephone number, including area code)


                                      NONE
        (Former name or former address, if changed since last report.)

ITEM 1.     CHANGES IN CONTROL OF THE REGISTRANT.
ITEM 5.     OTHER EVENTS.

      GENERAL

As of May 9, 2000, Silver Ramona Mining, Inc., a Delaware corporation (the "Company"), its wholly-owned subsidiary, Achievement Tec Acquisition Corporation, a Delaware corporation ("Acquisition"), and Achievement Tec, Inc., a Texas corporation ("Achievement Tec"), entered into an Agreement and Plan of Merger, subsequently amended by a certain Addendum to Agreement and Plan of Merger, dated as of July 1, 2000, among the Company, Acquisition and Achievement Tec (as amended, the "Merger Agreement"), whereby Acquisition will merge with and into Achievement Tec pursuant to the law of the States of Delaware and Texas and Achievement Tec will be the surviving corporation (the "Merger"). Pursuant to the Merger Agreement, the pre-Merger holders of capital stock of Achievement Tec will receive an aggregate of 7,014,448 shares of common stock of the Company, representing 70% of the outstanding common stock of the Company immediately following such issuance. The last reported bid price for a share of common stock was $0.0625 on November 10, 2000. Accordingly, as 7,014,448 shares of the common stock of the Company were issued in connection with the Merger, the Company estimates the value of the Merger transaction is approximately $438,400.

      The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares of common stock of the Company immediately following the Merger by (i) each person known by the Company to beneficially own five percent (5%) or more of the outstanding shares;
(ii) the Company's officers and directors; (iii) the Company's officers and directors as a group; and (iv) the Company's nominee directors.

      As used in the table below, the term "BENEFICIAL OWNERSHIP" means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.


NAME AND ADDRESS OF           SHARES OF COMMON STOCK        PERCENTAGE OF CLASS
BENEFICIAL OWNER                BENEFICIALLY OWNED          BENEFICIALLY OWNED (1)
----------------                ------------------          ----------------------

Dale B. Lavigne*                    82,487                          0.8%
  Box A
  Osburn, ID 83849

Lewis J. Lavigne*                   78,004                          0.8%
  HC-01 Box 188
  Kellogg, ID 83837

Duane E. Little*                    79,929                          0.8%
  211 West Elder
  Kellogg, ID 83837

Robert S. Turnbow*                  78,618                          0.8%


NAME AND ADDRESS OF           SHARES OF COMMON STOCK        PERCENTAGE OF CLASS
BENEFICIAL OWNER                BENEFICIALLY OWNED          BENEFICIALLY OWNED (1)
----------------                ------------------          ----------------------


  211 West Elder
  Kellogg, ID 83837

Glenn A. Arbeitman(2)            1,047,252                         10.4%
  155 First Street
  Mineola, NY 11501

Corey Ribotsky(3)                1,238,875                         12.4%
  155 First Street
  Mineola, NY 11501

Richard Berman**                   859,613                          8.6%
 c/o Achievement Tec, Inc.
 2100 Highway 360
 Suite 400-B
 Grand Prairie, Texas 75050

Milton Cotter**(4)               3,790,571                         37.9%
 c/o Achievement Tec, Inc.
 2100 Highway 360
 Suite 400-B
 Grand Prairie, Texas 75050

Eric Cotter**                      449,965                          4.5%
 c/o Achievement Tec, Inc.
 2100 Highway 360
 Suite 400-B
 Grand Prairie, Texas 75050

Joseph C. Lloyd**                        0                             0
 c/o Achievement Tec, Inc.
 2100 Highway 360
 Suite 400-B
 Grand Prairie, Texas 75050

All Current Officers and
   Directors as a Group            319,038                          3.2%
   (4 Persons)

All Nominee Directors            5,100,149                         50.9%
  as a Group (4 persons)

----------------------
      *     Indicates Current Director
      **    Indicates Nominee Director
      (1)   Calculated based upon approximately 10,014,448 shares of common stock outstanding following the Merger and presumes all shares are issued pursuant to the Merger.
      (2)   Includes 394,752 shares owned of record by New Millenium Capital
            Partners II, LLC, entities controlled by the referenced individual.
      (3)   Includes 191,623 shares owned of record by AJW Partners, LLC and
            394,752 shares owned of record by New Millenium Capital Partners II,
            LLC, entities controlled by the referenced individual.
      (4)   Includes 1,821,292 shares held by the Cotter 1986 Trust, of which the referenced individual is trustee.

      The Board of Directors of the Company presently consists of four members. The Designated Directors will assume office concurrently with the effective time of the Merger. This will be accomplished at a meeting by written consent of the Board of Directors providing that the current directors will resign, such that immediately following such action, the vacancies will be filled by the Designated Directors.

      The Designated Directors listed below have consented to act as a director of the Company. The Designated Directors will constitute all of the members of the Board after they are appointed.

DIRECTORS OF THE COMPANY FOLLOWING THE MERGER

      MILTON COTTER has served as Chairman of the Board of Directors, President, and Chief Executive Officer of Achievement Tec since 1997. In 1963, he joined the Atomic Energy Commission's and The Department of Defense's nuclear weapons effort through Sandia Nuclear Weapons Laboratory. In this job, he was part of the team that handled assessments within companies to establish vendors who could provide people possessing the abilities to work on high quality and top secret parts for nuclear weapons. After leaving Sandia in 1968, Mr. Cotter applied assessment technology into both the Cabot Corporation and the Kane Miller Corporation, by going into the newly acquired companies and testing the people to determine who to keep in what jobs, thus resulting in the newly acquired company performing well as part of the company that acquired them. In 1972, Mr. Cotter became a private consultant to several companies, in conjunction with a psychological testing firm in Dallas, using standardized tests available on the marketplace. In 1988, Mr. Cotter assembled a staff to begin building the computer software in the assessment industry. That technology has been used to create benchmarks by job category of thousands of jobs within companies. In 1997, Mr. Cotter used that database of jobs, adding to it, which has resulted in a database of thousands of jobs based on successful people in companies across America and Canada. This database is now used across America in the hiring process by companies of all sizes, as well as Workforce Commissions in the career direction of people. Because of the success of the system, the system has since been emulated by testing firms that have come into existence in the marketplace.

      ERIC COTTER is the son of Milton Cotter and has served as the Vice President of Administration of Achievement Tec since 1985. Mr. Cotter has overseen the filing of all copyrights, integration work with the systems and administrative functions of the company, including financial administration, accounting, bookkeeping, payables, receivables, payroll and taxes. Mr. Cotter also acts as a liaison between professionals for mergers and acquisitions. Most recently, he has assumed responsibility for overseeing work related to bringing up the applicant/job matching system utilized by the greater New York City Consortium for Worker Education. Mr. Cotter graduated from Baylor University in 1985 with a BBA.

      RICHARD BERMAN has over 30 years of experience in private equity, investment banking and business development/operations. In September, 1998, Mr. Berman joined Internet Commerce Company (publicly traded on Nasdaq: ICCSA) and is currently a Director of ICC, as well as Chairman of the Board for Knowledge Cube. For more than 15 years prior to that, Mr. Berman, through American Acquisition Company, acted as principal in venture capital and real estate, as an advisor in mergers and acquisitions and as a source of funding for small growth companies. He was also the Chairman of Prestolite Battery, the largest battery producer in Canada, as well as Senior Vice President of Bankers Trust. Berman holds an MBA from New York University, a JD from Boston College and a Graduate Diploma from the Hague Academy of International Law.

      JOSEPH C. LLOYD has served as President and co-owner of Career Direction, Inc., a career fair management company specializing in the multi-unit restaurant industry, since 1993. Prior to Career Direction, Mr. Loyd was the General Manager of Operations for Tia's Tex-Mex Restaurant chain in Dallas, Texas. Mr. Loyd's twelve years of operational management experience consisted of employment with Bennigan's, No. 1 Pearl Street, Tolbert's and Tia's Tex Mex. Prior to moving to Dallas, Mr. Loyd owned and operated his own restaurant in Oklahoma City, Oklahoma for three years. Mr. Loyd attended Oklahoma State University from 1977 to 1981.

      To the best of the Company's knowledge, none of the Designated Directors beneficially currently own any equity securities, or rights to acquire any equity securities of the Company, or has been involved in any transactions with the Company or any of its directors, executive officers or affiliates, except for the transactions contemplated by the Merger Agreement and the exhibits thereto.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY PRIOR TO THE MERGER

      The following is certain biographical information with respect to the members of the Board of Directors and Executive Officers of the Company prior to the Merger.

      ROBERT S. TURNBOW, age 80, is President of the Company and has been a director since its inception in 1967. For the past five years and previously, Mr. Turnbow has served as a director of several other small mining companies in Idaho. He is also a retired motel owner and operator. Mr. Turnbow has over 25 years of mining industry experience.

      DALE B. LAVIGNE, age 67, is the Secretary and Treasurer of the Company and has been a director since its inception in 1967. For the past five years and previously, Mr. Lavigne worked as an officer and/or director of several mining companies, including the Metropolitan Mines Corporation. He is also President, director and major shareholder of Osburn Drug Company of Osburn, Idaho. Mr. Lavigne attended the University of Montana where he earned a degree as a pharmacist.

      LEWIS J. LAVIGNE, age 73, has been a director of the Company since its inception in 1967. He has over 25 years of experience in management of the Company and other small mining enterprises. In recent years, he has also worked as a director of other small mining companies in Idaho. He is an officer, director and shareholder of Osburn Drug Company of Osburn, Idaho. Mr. Lavigne attended the University of Idaho and is a retired metallurgical accountant by training.

      DUANE E. LITTLE, age 60, has been a director of the Company since its inception in 1967. He has over 25 years of experience in management of the Company and has worked as a director of other small mining companies. He has also held the position of Shoshone County Assessor since 1975. He studied business and applied science at the University of Idaho where he received a bachelor's degree.

      ABOUT ACHIEVEMENT TEC

      Achievement Tec provides testing and assessment services for use in the employment applicant selection process, employee training and development and career aptitude assessment and placement. These testing and assessment services are available as software and Internet applications and in traditional paper formats.

      Achievement Tec also offers online services to individuals and employees across America, in Canada and around the world, and anticipates offering employee background checking capabilities through the Internet, as well.

      Achievement Tec has recently acquired contracts for Tarrant County, Texas, and the greater New York City area, to provide services matching unemployed workers with jobs in those geographic areas, and is currently bidding and negotiating on other contracts in other cities across America.

                                    * * *

      The transaction described above is qualified in its entirety by the Merger Agreement and related documents and subject to various conditions set forth in the Merger Agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)   Financial Statements of Business Acquired.

         The required financials have been attached to this filing as Annex A.

         (b)   Pro Forma Financial Information.

         The required financials have been attached to this filing as Annex A.

         (c)   Annexes and Exhibits.

         Annex A  Financial Statements

         Exhibit 10.1*  Agreement And Plan Of Merger, dated as of May 9,
                        2000, among Silver Ramona Mining, Inc., Achievement Tec Acquisition Corporation, and Achievement Tec, Inc., as heretofore amended and supplemented

--------
*    previously filed.

                                    ANNEX A


                              ACHIEVEMENT TEC, INC.

                              FINANCIAL STATEMENTS

                      DECEMBER 31, 1999 AND 1998 (AUDITED)
                                       AND
                         SEPTEMBER 30, 2000 (UNAUDITED)

                              ACHIEVEMENT TEC, INC.

                              FINANCIAL STATEMENTS


                                      INDEX


                                                                       PAGE
DECEMBER 31, 1999 AND 1998 (AUDITED):

INDEPENDENT AUDITORS' REPORT                                            F2

BALANCE SHEETS                                                          F3

STATEMENTS OF OPERATIONS                                                F4

STATEMENT OF STOCKHOLDERS' DEFICIENCY                                   F5

STATEMENTS OF CASH FLOWS                                                F6

NOTES TO FINANCIAL STATEMENTS                                         F7-F14


SEPTEMBER 30, 2000 (UNAUDITED):

BALANCE SHEETS (UNAUDITED)                                              F15

STATEMENTS OF OPERATIONS (UNAUDITED)                                    F16

STATEMENT OF STOCKHOLDERS' DEFICIENCY (UNAUDITED)                       F17

STATEMENTS OF CASH FLOWS (UNAUDITED)                                    F18

NOTES TO FINANCIAL STATEMENTS                                         F19-F23


SILVER RAMONA MINING COMPANY AND SUBSIDIARY
 PROFORMA FINANCIAL STATEMENTS (UNAUDITED):

UNAUDITED PROFORMA CONSOLIDATED FINANCIAL DATA                          F24

PROFORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)                       F25-F26

NOTES TO PROFORMA CONSOLIDATED BALANCE SHEET                            F27

PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS                           F28


                                     - F1 -

                          INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
ACHIEVEMENT TEC, INC.

We have audited the accompanying balance sheets of ACHIEVEMENT TEC, INC. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ACHIEVEMENT TEC, INC. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                              MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                              Certified Public Accountants

New York, New York
July 15, 2000









                                     - F2 -

                              ACHIEVEMENT TEC, INC.
                                 BALANCE SHEETS


                                                                  DECEMBER 31,
                                                           ------------------------
                                                              1999           1998
                                                           ---------      ---------
    ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                $   5,000      $      --
  Accounts receivable, net of allowance for
    doubtful accounts of $6,000 and $22,743                   40,583         76,717
  Prepaid expenses                                             4,275             --
                                                           ---------      ---------
    Total current assets                                      49,858         76,717

Property and equipment, net of accumulated
 depreciation of $12,438 and $5,900                           35,469         11,575

Other assets                                                  68,171          2,671
                                                           ---------      ---------

    TOTAL ASSETS                                           $ 153,498      $  90,963
                                                           =========      =========

    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
   Bank overdraft                                          $  17,007      $  26,401
   Accounts payable and accrued expenses                      27,847         40,170
   Notes payable - Current                                   217,932        180,159
                                                           ---------      ---------
     Total current liabilities                               262,786        246,730

Due to officer                                               219,238        256,811

Notes payable - Non Current                                  114,629        195,693
                                                           ---------      ---------
     Total liabilities                                       596,653        699,234
                                                           ---------      ---------

Commitments and contingencies                                     --             --

STOCKHOLDERS' DEFICIENCY
   Preferred stock - no par value; 1,000,000
     shares authorized; 139,958 issued and outstanding       200,000             --
   Common stock - no par value; 1,000,000
     shares authorized; 500,000 issued and outstanding        52,744         52,744
   Accumulated deficit                                      (695,899)      (661,015)
                                                           ---------      ---------
     Total stockholders' deficiency                         (443,155)      (608,271)
                                                           ---------      ---------

     TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY        $ 153,498      $  90,963
                                                           =========      =========




The accompanying notes are an integral part of the financial statement.

                                     - F3 -

                              ACHIEVEMENT TEC, INC.
                            STATEMENTS OF OPERATIONS



                                                                  For the Year Ended
                                                                      December 31,
                                                            ----------------------------
                                                                1999             1998
                                                            -----------      -----------
REVENUE                                                     $ 1,109,889      $ 1,148,814
                                                            -----------      -----------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
   Salary and employee benefits                                 663,259          660,657
   Product costs                                                108,300               --
   Commission expense                                            19,044           70,812
   Insurance expense                                             65,080           92,901
   Depreciation and amortization expense                          6,538           21,394
   Professional fees                                             17,512            8,000
   Travel and entertainment expense                              44,844           70,196
   Rent expense                                                  52,802           46,369
   Advertising expense                                            4,297            5,208
   Other general and administrative expenses                    116,025          168,499
                                                            -----------      -----------
     Total selling, general and administrative expenses       1,097,701        1,144,036
                                                            -----------      -----------

INCOME FROM OPERATIONS                                           12,188            4,778
                                                            -----------      -----------

OTHER INCOME (EXPENSE)
   Interest income                                                   --            2,765
   Interest expense                                             (47,072)         (41,684)
   Other income                                                      --           10,422
                                                            -----------      -----------
     Total other income (expense)                               (47,072)         (28,497)
                                                            -----------      -----------

LOSS BEFORE INCOME TAXES                                        (34,884)         (23,719)

PROVISION FOR INCOME TAXES                                           --               --
                                                            -----------      -----------

NET LOSS                                                    $   (34,884)     $   (23,719)
                                                            ===========      ===========

NET LOSS PER COMMON SHARE
   Basic                                                    $      (.07)     $      (.05)
                                                            ===========      ===========
   Diluted                                                  $      (.07)     $      (.05)
                                                            ===========      ===========






The accompanying notes are an integral part of the financial statement.

                                     - F4 -

                              ACHIEVEMENT TEC, INC.
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY
                  FOR THE YEAR ENDED DECEMBER 31, 1999 AND 1998



                                       Common Stock              Preferred Stock                          Total
                                 -----------------------     ----------------------     Accumulated    Stockholders'
                                  Shares        Amount        Shares        Amount        Deficit       Deficiency
                                 ---------     ---------     ---------     ---------    -----------    -------------

Balance at December 31, 1997       500,000     $  52,744            --     $      --     $(637,296)     $(584,552)

Net Loss for the Year Ended
 December 31, 1998                      --            --            --            --       (23,719)       (23,719)
                                 ---------     ---------     ---------     ---------     ---------      ---------

Balance at December 31, 1998       500,000        52,744            --            --      (661,015)      (608,271)

Net Loss for the year ended
 December 31, 1999                      --            --            --            --       (34,884)       (34,884)

Issuance of preferred stock             --            --       139,958       200,000            --        200,000
                                 ---------     ---------     ---------     ---------     ---------      ---------

Balance at December 31, 1999       500,000     $  52,744       139,958     $ 200,000     $(695,899)     $(443,155)
                                 =========     =========     =========     =========     =========      =========

















The accompanying notes are an integral part of the financial statement.

                                     - F5 -

                              ACHIEVEMENT TEC, INC.
                            STATEMENTS OF CASH FLOWS



                                                              For the Year Ended
                                                                  December 31,
                                                          ------------------------
                                                            1999            1998
                                                          ---------      ---------
CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                                $ (34,884)     $ (23,719)
  Adjustments to reconcile net loss to net cash
   (used in) provided by operating activities:
    Depreciation and amortization                             6,538         21,394
    Bad debt expense (recovery)                             (16,743)        22,743
  Changes in certain assets and liabilities:
    (Increase) decrease  in accounts receivable              52,877        (43,524)
    (Increase) decrease in prepaid expenses                  (4,275)        55,065
    Increase (decrease) in bank overdraft                    (9,394)         4,724
    Decrease in accounts payable and accrued expenses       (12,322)       (20,023)
                                                          ---------      ---------
Total cash (used in) provided by operating activities       (18,203)        16,660
                                                          ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Increase in property and equipment                        (30,432)       (32,999)
                                                          ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in other assets                                  (65,500)            --
  Repayment of note payable                                 (43,291)       (23,446)
  Increase (decrease) in due to officer                     (37,574)        39,785
  Sale of preferred stock                                   200,000             --
                                                          ---------      ---------
Total cash provided by financing activities                  53,635         16,339
                                                          ---------      ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                     5,000             --

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                    --             --
                                                          ---------      ---------

CASH AND CASH EQUIVALENTS - END OF YEAR                   $   5,000      $      --
                                                          =========      =========

CASH PAID DURING THE YEAR FOR:
  Interest expense                                        $  47,072      $  41,685
                                                          =========      =========
  Income taxes                                            $      --      $      --
                                                          =========      =========






The accompanying notes are an integral part of the financial statement.

                                     - F6 -

                              ACHIEVEMENT TEC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        a)  ORGANIZATION
            Achievement Tec, Inc. (the "Company"), formerly known as Profile Technologies, Inc. and Communications Institute of America, Inc., was incorporated under the laws of the state of Texas during 1956.

        b)  LINE OF BUSINESS
            The Company develops, markets, and sells computer PC Software to compare an individual's mental aptitudes and personality traits to the aptitudes and traits (and the levels required) for success in a particular job. During 1999 and 1998, the Company has expanded its product line and converted it for utilization via the internet. The Company has developed product lines and business models for e-commerce that focus on applicant attraction, employee selection, employee training and development and delivery of online services. For delivery of these product lines, the Company has developed the following websites:

              www.virtualhrcenter.com
              www.positivestep.com
              www.careerdirection.com
              www.mycareerdirection.com

        c)  USE OF ESTIMATES
            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

        d)  REVENUE RECOGNITION
            Revenue is recognized based upon the accrual method of accounting. Revenue is recorded at the time of the sale, usually upon shipment of the product.

        e)  CASH AND CASH EQUIVALENTS
            The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

        f)  CONCENTRATION OF CREDIT RISK
            The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

        g)  PROPERTY AND EQUIPMENT
            Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the various classes of assets.

                                     - F7 -

                           ACHIEVEMENT TEC, INC., INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        h)  INCOME TAXES
            Income taxes are provided for based on the liability method of accounting pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

        i)  ADVERTISING COSTS
            Advertising costs are expensed as incurred and included in selling, general and administrative expenses. For the years ended December 31, 1999 and 1998, advertising expense amounted to $4,297 and $5,208, respectively.

        j) FAIR VALUE OF FINANCIAL INSTRUMENTS The Company's financial instruments consist of cash, accounts receivable, inventory, accounts payable and accrued expenses, and long-term debt. The carrying amounts of cash, accounts receivable and accounts payable and accrued expenses approximate fair value due to the highly liquid nature of these short-term instruments. The fair value of long-term borrowings was determined based upon interest rates currently available to the Company for borrowings with similar terms. The fair value of long-term borrowings approximates the carrying amounts as of December 31, 1999 and 1998.

        k)  LONG-LIVED ASSETS
            SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and has determined that recognition of an impairment loss for applicable assets of continuing operations is not necessary.

        l)  STOCK-BASED COMPENSATION
            SFAS No. 123, "Accounting for Stock-Based Compensation", encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

        m)  LOSS PER SHARE
            SFAS No. 128, "Earnings Per Share" requires presentation of basic loss per share ("Basic LPS") and diluted loss per share ("Diluted LPS").


                                     - F8 -

                              ACHIEVEMENT TEC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        m)  LOSS PER SHARE (CONTINUED)
            The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted LPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on losses.

            The shares used in the computation of loss per share were as follows as of December 31, 1999 and 1998:

               Basic                                                  500,000
                                                                      =======
               Diluted                                                500,000
                                                                      =======

        n)  COMPREHENSIVE INCOME
            SFAS No. 130, "Reporting Comprehensive Income" establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 1999 and 1998, the Company has no items that represent comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

        o)  IMPACT OF YEAR 2000 ISSUE
            During the year ended December 31, 1998, the Company conducted an assessment of issues related to the Year 2000 and determined that it was necessary to modify or replace portions of its software in order to ensure that its computer systems will properly utilize dates beyond December 31, 1999. The Company expects to complete any Year 2000 systems modifications and conversions by the beginning of 1999. Currently, the Company does not expect costs associated with becoming Year 2000 compliant to be material. At this time, the Company cannot determine the impact the Year 2000 will have on its key customers or suppliers. If the Company's customers or suppliers don't convert their systems to become Year 2000 compliant, the Company may be adversely impacted. The Company is addressing these risks in order to reduce the impact on the Company.

        p)  RECENT ACCOUNTING PRONOUNCEMENTS
            SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" was issued, which changes the way public companies report information about segments. SFAS No. 131, which is based on the selected segment information, requires quarterly and entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenues. SFAS No. 131 does not effect the Company as of December 31, 1999 and 1998.




                                     - F9 -

                              ACHIEVEMENT TEC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        p)  RECENT ACCOUNTING PRONOUNCEMENTS (continued)
            SFAS No. 132, "Employers' Disclosures about Pension and Other Post Employment Benefits," was issued in February 1998 and specifies amended disclosure requirements regarding such obligations. SFAS No. 132 does not effect the Company as of December 31, 1999 and 1998.

            SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities" requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. While the standard, as amended, must be adopted in the fiscal year beginning after June 15, 2000, its impact on the Company's financial statements is not expected to be material as the Company has not historically used derivative and hedge instruments.

            Statement of Position ("SOP") No. 98-1 specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement, and therefore believes that adoption will not have a material effect on financial condition or operating results.

            SOP No. 98-5 requires that companies write-off previously defined capitalized start-up costs including organization costs and expense future start-up costs as incurred. This statement does not effect the Company as of December 31, 1999 and 1998.

NOTE 2 -    PROPERTY AND EQUIPMENT

            Property and equipment is summarized as follows:


                                                     December 31,
                                               ----------------------
                                                 1999          1998
                                               --------      --------
            Machinery and Equipment            $ 44,907      $ 17,475
            Furniture and Fixtures                3,000            --
                                               --------      --------
                                                 47,907        17,475
            Less: Accumulated Depreciation      (12,438)       (5,900)
                                               --------      --------
            Property and Equipment, net        $ 35,469      $ 11,575
                                               ========      ========

            Depreciation expense for the years ended December 31, 1999 and 1998 was $6,538 and $21,394, respectively.


                                     - F10 -

                              ACHIEVEMENT TEC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



NOTE 3 -    NOTES PAYABLE

            Notes payable consisted of the following:


                                                               December 31,
                                                         ------------------------
                                                            1999           1998
                                                         ---------      ---------
       a)  First Savings Bank - Interest rate 7.75% -
            Due on March 25, 2000                        $ 109,932      $ 110,000
       b)  First Savings Bank - Interest rate 10.5% -
            Due on December 15, 2000                        48,000         60,159
           Various Notes Payable - Interest rate 7% -
            Due at various dates to 2002                   174,629        195,693
           Compass Bank - Interest rate 10.5% -
            Due on October 16, 1999                             --         10,000
                                                         ---------      ---------
                                                           332,561        375,852
                  Less:  Current Portion                  (217,932)      (180,159)
                                                         ---------      ---------
                  Long-Term Portion                      $ 114,629      $ 195,693
                                                         =========      =========


       a) On March 25, 1999, the Company refinanced its $110,000 loan with First Savings Bank. The loan amount remained $110,000 with interest bearing a rate of 7.75% per annum due on March 25, 2000. Interest only is payable on April 25, 1999 and then on the 25th day of each month thereafter (see Note 8).

       b) On August 1, 1999, the Company refinanced its $60,159 loan with First Savings Bank. The loan bore interest at a rate of 10% per annum due on August 1, 2000. This loan was then refinanced on December 23, 1999. The loan balance totaled $48,000 bearing interest at a rate of 10.5% per annum. The loan is payable in 11 payments of $4,000 in principal plus accrued interest beginning on January 15, 2000 and payable the 15th day of every month thereafter until December 15, 2000 when the entire balance shall be due (see Note 8).

NOTE 4 -    COMMITMENTS AND CONTINGENCIES

       a) The Company leases office space under an operating lease expiring July 31, 2000. Minimum monthly payments under the lease total $4,150. Rent expense under operating leases for the year ended December 31, 1999 and 1998 was approximately $52,802 and $46,369, respectively (See Note 8).

       b) The Company is a party to claims and lawsuits arising in the normal course of operations. Management is of the opinion that these claims and lawsuits could have a material effect on the financial position of the Company. The Company believes its exposure from these claims and lawsuits should not be material as of December 31, 1999 and 1998.



                                     - F11 -

                              ACHIEVEMENT TEC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



NOTE 5 -    PREFERRED STOCK

            On September 20, 1999, the Company amended their Articles of Incorporation to have the authority to issue 1,000,000 shares of newly created preferred Class A stock with no par value. The preferred stock is convertible on a 1:1 basis with the Company's common stock. As of December 31, 1999, 139,958 shares have been issued.

NOTE 6 -    RELATED PARTY TRANSACTIONS

            As of December 31, 1999 and 1998, the Company has a payable due to an officer totaling $219,238 and $256,811, respectively. These amounts represent advances made to the Company by its Chief Executive Officer for various expenses. This payable bears interest at the rate of 8% per annum, with interest only payable in monthly installments beginning on January 1, 1999 continuing until January 1, 2004, at which time the remaining unpaid principal and interest shall be due in full.

NOTE 7 -    INCOME TAXES

            The components of the provision for income taxes are as follows:


                                                             December 31,
                                                       -----------------------
                                                         1999            1998
                                                       -------          ------
            Current Tax Expense
              U.S. Federal                             $    --          $   --
              State and Local                               --              --
                                                       -------          ------
            Total Current                                   --              --
                                                       -------          ------

            Deferred Tax Expense
              U.S. Federal                                  --              --
              State and Local                               --              --
                                                       -------          ------
            Total Deferred                                  --              --
                                                       -------          ------

            Total Tax Provision (Benefit) from
            Continuing Operations                      $    --          $   --
                                                       =======          ======

            The reconciliation of the effective income tax rate to the Federal statutory rate is as follows for the years ended December 31, 1999 and 1998:

            Federal Income Tax Rate                                    (34.0)%
            Effect of Valuation Allowance                               34.0%
                                                                  ----------
            Effective Income Tax Rate                                    0.0%
                                                                  ==========


                                     - F12 -

                              ACHIEVEMENT TEC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



NOTE 7 -    INCOME TAXES (Continued)

            At December 31, 1999 and 1998, the Company had net carryforward losses of approximately $695,899 and $661,015, respectively. Because of the current uncertainty of realizing the benefit of the tax carryforwards, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carryforwards depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

            Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:


                                                              December 31,
                                                       ------------------------
                                                         1999            1998
                                                       ---------      ---------
            Deferred Tax Assets
               Loss Carryforwards                      $ 236,600      $ 224,745
               Less:  Valuation Allowance               (236,600)      (224,745)
                                                       ---------      ---------
            Net Deferred Tax Assets                    $      --      $      --
                                                       =========      =========

            Net operating loss carryforwards expire starting in 2007 through 2014. Per year availability is subject to change of ownership limitations under Internal Revenue Code Section 382.

NOTE 8 -    SUBSEQUENT EVENTS

        a) During the period from January 1, 2000 to July 15, 2000, the Company issued 279,916 shares of preferred stock for approximately $400,000.

        b) During March 2000, the Company refinanced its $110,000 loan with First Savings Bank. The loan amount remained $110,000 with interest bearing a rate of 8.4% per annum due on March 25, 2001. Interest only is payable on April 25, 2000 and then on the 25th day of each month thereafter.

        c) On March 1, 2000, the Company entered into an operating lease for office space located in New York, New York. Minimum monthly payments under the lease total $1,450.

        d) On April 19, 2000, the Company borrowed $15,000 from First Savings Bank. The loan bears interest at a rate of 11.5% per annum. The loan is payable in 24 payments of $699 in principal plus accrued interest beginning on May 19, 2002 and payable the 19th day of every month thereafter until April 19, 2002 when the entire balance shall be due. The loan is collateralized by certain accounts receivable, inventory and equipment.


                                     - F13 -

                              ACHIEVEMENT TEC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



NOTE 8 -    SUBSEQUENT EVENTS (Continued)

        e) During July 2000, the Company renewed its office space lease for a period of one year expiring on July 31, 2001.

        f) On July 13, 2000, the Company borrowed $50,000 from First Savings Bank. The loan bears interest at a rate of 11.5% per annum. Interest is payable on August 13, 2000, and payable the 13th day of every month thereafter until October 13, 2000, when the entire balance shall be due or upon demand if demand is made. The loan is collateralized by certain accounts receivable, inventory and equipment.



                                     - F14 -

                              ACHIEVEMENT TEC, INC.
                                 BALANCE SHEETS




                                                     September 30,   December 31,
                                                          2000           1999
                                                     -------------   ------------
    ASSETS                                             (Unaudited)
CURRENT ASSETS
  Cash and cash equivalents                              $    --      $   5,000
  Accounts receivable, net of allowance for
    doubtful accounts of $26,000 and $6,000                146,691       40,583
  Prepaid expenses                                              79        4,275
                                                         ---------    ---------
    Total current assets                                   146,770       49,858

Property and equipment, net of accumulated
 depreciation of $21,011 and $12,438                        63,247       35,469

Other assets                                                68,766       68,171
                                                         ---------    ---------

    TOTAL ASSETS                                         $ 278,783    $ 153,498
                                                         =========    =========

    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
   Bank overdraft                                        $  12,123    $  17,007
   Accounts payable and accrued expenses                    44,528       27,847
   Notes payable - Current                                 331,624      217,932
                                                         ---------    ---------
     Total current liabilities                             388,275      262,786

Due to officer                                             135,730      219,238

Notes payable - Non Current                                  4,893      114,629
                                                         ---------    ---------
     Total liabilities                                     528,898      596,653
                                                         ---------    ---------

Commitments and contingencies                                 --           --

STOCKHOLDERS' DEFICIENCY
   Preferred stock - no par value; 1,000,000
     shares authorized; 419,874 and 139,958
    issued and outstanding                                 600,000      200,000
   Common stock - no par value; 1,000,000
     shares authorized; 500,000 issued and outstanding      52,744       52,744
   Accumulated deficit                                    (902,859)    (695,899)
                                                         ---------    ---------
     Total stockholders' deficiency                       (250,115)    (443,155)
                                                         ---------    ---------

     TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY      $ 278,783    $ 153,498
                                                         =========    =========



The accompanying notes are an integral part of the financial statement.


                                       - F15 -

                              ACHIEVEMENT TEC, INC.
                      STATEMENTS OF OPERATIONS (UNAUDITED)



                                                             For the Quarter Ended        For the Nine Months Ended
                                                                  SEPTEMBER 30,                 SEPTEMBER 30,
                                                          --------------------------      --------------------------
                                                             2000            1999             2000           1999
                                                          -----------    -----------      -----------    -----------
REVENUE                                                   $   270,134    $   294,572      $   898,967    $   831,737
                                                          -----------    -----------      -----------    -----------

EXPENSES
   Salary and employee benefits                               253,452        158,048          733,673        490,154
   Product costs                                                2,056         35,747            7,997         56,795
   Commission expense                                             107         15,370           11,768         15,886
   Insurance expense                                           14,270         10,755           45,144         29,828
   Depreciation and amortization expense                        5,531          1,559           16,428          4,194
   Professional fees                                            5,300          9,143           87,882         40,118
   Travel and entertainment expense                             7,214          8,160           35,771         29,014
   Rent expense                                                15,385         18,804           51,532         44,143
   Advertising expense                                            890            408            5,776          3,082
   Other general and administrative expenses                    9,078         25,604           87,410         76,520
                                                          -----------    -----------      -----------    -----------
     Total selling, general and administrative expenses       313,283        283,598        1,083,381        789,734
                                                          -----------    -----------      -----------    -----------

INCOME (LOSS) FROM OPERATIONS                                 (43,149)        10,974           42,003

OTHER INCOME (EXPENSE):
   Interest expense                                            (6,697)        (9,445)         (22,546)       (25,900)
                                                           ----------    -----------      -----------    -----------


INCOME (LOSS) FROM OPERATIONS BEFORE
 PROVISION FOR INCOME TAXES                                   (49,846)         1,529         (206,960)        16,103

PROVISION FOR INCOME TAXES                                       --             --               --             --
                                                          -----------    -----------      -----------    -----------

NET INCOME (LOSS)                                         $   (49,846)   $     1,529      $  (206,960)   $    16,103
                                                          ===========    ===========      ===========    ===========

NET LOSS PER COMMON SHARE:
   Basic and diluted                                      $      (.10)   $       .00      $      (.42)   $       .03
                                                          ===========    ===========      ===========    ===========


The accompanying notes are an integral part of the financial statements.


                                     - F16 -

                              ACHIEVEMENT TEC, INC.
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY


                                      COMMON STOCK        PREFERRED STOCK                      Total
                                 --------------------  ---------------------    Accumulated Stockholders'
                                  SHARES      AMOUNT      SHARES     AMOUNT      DEFICIT     DEFICIENCY
                                 ---------  ---------  ----------   --------    ----------   ----------

Balance at December 31, 1997      500,000   $  52,744        --     $    --     $(637,296)   $(584,552)

Net Loss for the Year Ended
 December 31, 1998                   --          --          --          --       (23,719)     (23,719)
                                 --------   ---------   ---------   ---------   ---------    ---------

Balance at December 31, 1998      500,000      52,744        --          --      (661,015)    (608,271)

Net Loss for the year ended
 December 31, 1999                   --          --          --          --       (34,884)     (34,884)

Issuance of preferred stock          --          --       139,958     200,000        --        200,000
                                 --------   ---------   ---------   ---------   ---------    ---------

Balance at December 31, 1999      500,000      52,744     139,958     200,000    (695,899)    (443,155)

Issuance of preferred stock
 (Unaudited)                         --          --       279,916     400,000        --        400,000

Net Loss for the Nine Months
 ended September 30, 2000
 (Unaudited)                         --          --          --          --      (206,960)    (206,960)
                                 --------   ---------   ---------   ---------   ---------    ---------

Balance at September 30, 2000
 (Unaudited)                      500,000   $  52,744     419,874   $ 600,000   $(902,859)   $(250,115)
                                 ========   =========   =========   =========   =========    =========




The accompanying notes are an integral part of the financial statement.


                                     - F17 -

                              ACHIEVEMENT TEC, INC.
                            STATEMENTS OF CASH FLOWS



                                                                For the Nine Months Ended
                                                                       SEPTEMBER 30,
                                                                  ----------------------
                                                                     2000        1999
                                                                  ----------   ---------

CASH FLOW FROM OPERATING ACTIVITIES
  Net income (loss)                                               $(206,960)   $  16,103
  Adjustments to reconcile net loss to net cash
   (used in) provided by operating activities:
    Depreciation and amortization                                    16,428        4,194
    Bad debt expense                                                 20,000         --
  Changes in certain assets and liabilities:
    (Increase) decrease  in accounts receivable                    (126,108)      45,054
    (Increase) decrease in prepaid expenses                           4,196         --
    Increase (decrease) in bank overdraft                            (4,884)      26,401
    Decrease in accounts payable and accrued expenses                16,681       26,016
                                                                  ---------
Total cash (used in) provided by operating activities              (280,647)     117,768
                                                                  ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Increase in property and equipment                                (36,351)      (9,930)
                                                                  ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in other assets                                           (8,450)        --
  Repayment of note payable                                           3,956     (185,198)
  Increase (decrease) in due to officer                             (83,508)     (55,109)
  Sale of preferred stock                                           400,000      150,000
                                                                  ---------    ---------
Total cash provided by financing activities                         311,998      (90,307)
                                                                  ---------    ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                            (5,000)      17,531

CASH AND CASH EQUIVALENTS - BEGINNING                                 5,000         --
                                                                  ---------    ---------

CASH AND CASH EQUIVALENTS - ENDING                                $    --      $  17,531
                                                                  =========    =========

CASH PAID DURING THE PERIOD FOR:
  Interest expense                                                $  22,546    $  25,900
                                                                  =========    =========
  Income taxes                                                    $    --      $    --
                                                                  =========    =========


The accompanying notes are an integral part of the financial statement.

                                     - F18 -

                              ACHIEVEMENT TEC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000



NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        a)  ORGANIZATION
            Achievement Tec, Inc. (the "Company"), formerly known as Profile Technologies, Inc. and Communications Institute of America, Inc., was incorporated under the laws of the state of Texas during 1956.

        b)  LINE OF BUSINESS
            The Company develops, markets, and sells computer PC Software to compare an individual's mental aptitudes and personality traits to the aptitudes and traits (and the levels required) for success in a particular job. During 1999 and 1998, the Company has expanded its product line and converted it for utilization via the internet. The Company has developed product lines and business models for e-commerce that focus on applicant attraction, employee selection, employee training and development and delivery of online services. For delivery of these product lines, the Company has developed the following websites:

              WWW.VIRTUALHRCENTER.COM
              WWW.POSITIVESTEP.COM
              WWW.CAREERDIRECTION.COM
              WWW.MYCAREERDIRECTION.COM

        c)  USE OF ESTIMATES
            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

        d)  REVENUE RECOGNITION
            Revenue is recognized based upon the accrual method of accounting. Revenue is recorded at the time of the sale, usually upon shipment of the product.

        e)  CASH AND CASH EQUIVALENTS
            The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

        f)  CONCENTRATION OF CREDIT RISK
            The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the period.

        g)  PROPERTY AND EQUIPMENT
            Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the various classes of assets.


                                     - F19 -

                           ACHIEVEMENT TEC, INC., INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000



NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        h)  INCOME TAXES
            Income taxes are provided for based on the liability method of accounting pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

        i)  ADVERTISING COSTS
            Advertising costs are expensed as incurred and included in selling, general and administrative expenses. For the nine months ended September 30, 2000 and 1999, advertising expense amounted to $5,776 and $3,082, respectively.

        j)  FAIR VALUE OF FINANCIAL INSTRUMENTS
            The Company's financial instruments consist of cash, accounts receivable, inventory, accounts payable and accrued expenses, and long-term debt. The carrying amounts of cash, accounts receivable and accounts payable and accrued expenses approximate fair value due to the highly liquid nature of these short-term instruments. The fair value of long-term borrowings was determined based upon interest rates currently available to the Company for borrowings with similar terms. The fair value of long-term borrowings approximates the carrying amounts as of September 30, 2000 and 1999.

        k)  LONG-LIVED ASSETS
            SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and has determined that recognition of an impairment loss for applicable assets of continuing operations is not necessary.

        l)  STOCK-BASED COMPENSATION
            SFAS No. 123, "Accounting for Stock-Based Compensation", encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

        m)  LOSS PER SHARE
            SFAS No. 128, "Earnings Per Share" requires presentation of basic loss per share ("Basic LPS") and diluted loss per share ("Diluted LPS").


                                     - F20 -

                              ACHIEVEMENT TEC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000



NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        m)  LOSS PER SHARE (CONTINUED)
            The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted LPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on losses.

            The shares used in the computation of income (loss) per share were as follows as of September 30, 2000 and 1999:


                                                           SEPTEMBER 30,
                                                     ------------------------
                                                      2000             1999
                                                     -------          -------
               Basic                                 500,000          500,000
                                                     =======          =======
               Diluted                               500,000          505,000
                                                     =======          =======

       n)   UNAUDITED FINANCIAL INFORMATION
            In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly its financial position as of September 30, 2000 and the results of its operations and cash flows for the nine months ended September 30, 2000 and 1999. These statements are condensed and therefore do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The results of operations for the nine months ended September 30, 2000 and 1999, are not necessarily indicative of the results to be expected for the full year.

NOTE 2 -    PROPERTY AND EQUIPMENT

            Property and equipment is summarized as follows:


                                                September 30,    December 31,
                                                     2000           1999
                                                ------------     ------------

            Machinery and Equipment             $     74,638     $     44,907
            Furniture and Fixtures                     9,620            3,000
                                                ------------     ------------
                                                      84,258           47,907
            Less: Accumulated Depreciation           (21,011)         (12,438)
                                                ------------     ------------
            Property and Equipment, net         $     63,247     $     35,469
                                                ============     ============

            Depreciation expense for the nine months ended September 30, 2000 and for the year ended December 31, 1999 was $8,573 and $6,538, respectively.


                                     - F21 -

                              ACHIEVEMENT TEC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000

NOTE 3 -    NOTES PAYABLE

               Notes payable consisted of the following:


                                                     September 30,  December 31,
                                                          2000         1999
                                                     -------------  ------------
      a)  First Savings Bank - Interest rate 8.4%-
            Due on March 25, 2001                      $ 109,932    $ 109,932
      b)  First Savings Bank - Interest rate 10.5%-
            Due on December 15, 2000                      12,000       48,000
      c)  First Savings Bank - Interest rate 11%
            Due on April 19, 2002                         12,728           --
      d)  First Savings Bank - Interest rate 11.5%-
            Due on October 13, 2000                       50,000           --
          Various Notes Payable - Interest rate 7%-
            Due at various dates to 2002                 151,857      174,629
                                                       ---------    ---------
                                                         336,517      332,561
                  Less:  Current Portion                (331,624)    (217,932)
                                                       ---------    ---------
                  Long-Term Portion                    $   4,893    $ 114,629
                                                       =========    =========

      a) On March 25, 1999, the Company refinanced its $110,000 loan with First Savings Bank. The loan amount remained $110,000 with interest bearing a rate of 7.75% per annum due on March 25, 2000. Interest only is payable on April 25, 1999 and then on the 25th day of each month thereafter. During March 2000, the Company refinanced the loan again. The loan amount remained $110,000 with interest bearing a rate of 8.4% per annum due on March 25, 2001. Interest only is payable on April 25, 2000 and then on the 25th day of each month thereafter.

      b) On August 1, 1999, the Company refinanced its $60,159 loan with First Savings Bank. The loan bore interest at a rate of 10.5% per annum due on August 1, 2000. This loan was then refinanced on December 23, 1999. The loan balance totaled $48,000 bearing interest at a rate of 10% per annum. The loan is payable in 11 payments of $4,000 in principal plus accrued interest beginning on January 15, 2000 and payable the 15th day of every month thereafter until December 15, 2000 when the entire balance shall be due.

      c) On April 19, 2000, the Company borrowed $15,000 from First Savings Bank. The loan bears interest at a rate of 11% per annum. The loan is payable in 24 payments of $699 in principal plus accrued interest beginning on May 19, 2000 and payable the 19th day of every month thereafter until April 19, 2002 when the entire balance shall be due. The loan is collateralized by certain accounts receivable, inventory and equipment.

      d) On July 13, 2000, the Company borrowed $50,000 from First Savings Bank. The loan bears interest at a rate of 11.5% per annum. Interest is payable on August 13, 2000 and payable the 13th day of every month thereafter until October 13, 2000 when the entire balance shall be due or upon demand if demand is made. The loan is collateralized by certain accounts receivable, inventory and equipment.


                                     - F22 -

                              ACHIEVEMENT TEC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000


NOTE 4 -    COMMITMENTS AND CONTINGENCIES

            The Company leases office space in Dallas, Texas under an operating lease expiring July 31, 2001. Minimum monthly payments under the lease total $4,150.

            On March 1, 2000, the Company entered into an operating lease for office space located in New York, New York. Minimum monthly payments under the lease total $1,450.

            Rent expense under operating leases for the nine months ended September 30, 2000 and 1999, was approximately $51,532 and $44,143, respectively.

NOTE 5 -    PREFERRED STOCK

            On September 20, 1999, the Company amended their Articles of Incorporation to have the authority to issue 1,000,000 shares of newly created preferred Class A stock with no par value. The preferred shares are convertible on a 1:1 basis with the Company's commons stock. As of December 31, 1999, 139,958 shares have been issued.

            During the period from January 1, 2000 to July 15, 2000, the Company issued 279,916 shares of preferred stock for $400,000. As of September 30, 2000, 419,874 shares have been issued.

NOTE 6 -    RELATED PARTY TRANSACTIONS

            As of September 30, 2000 and December 31, 1999, the Company has a payable due to an officer totaling $135,730 and $219,238, respectively. These amounts represent advances made to the Company by its Chief Executive Officer ("CEO") for various expenses. This payable bears interest at the rate of 8% per annum, with interest only payable in monthly installments beginning on January 1, 1999 continuing until January 1, 2004, at which time the remaining unpaid principal and interest shall be due in full. During the nine months ended September 30, 2000, the CEO was advanced approximately $83,500 against this loan.

NOTE 7 -    SUBSEQUENT EVENTS

     a) As of May 9, 2000, the Company, Silver Ramona Mining Company, a Delaware corporation ("SRM"), and its wholly-owned subsidiary, Achievement Tec Acquisition Corporation, a Delaware corporation ("Acquisition"), entered into an Agreement and Plan of Merger, subsequently amended by a certain Addendum to Agreement and Plan of Merger, dated as of July 1, 2000, among the Company, SRM and Acquisition (as amended, the "Merger Agreement"), whereby Acquisition will merge with and into the Company pursuant to the law of the State of Delaware and Texas, and the Company will be the surviving corporation (the "Merger"). Pursuant to the Merger Agreement, the holders of the common and preferred stock of the Company will receive an aggregate of 7,014,448 shares of common stock of SRM, representing approximately 70% of the outstanding common stock of SRM immediately following such issuance.

     b) As per the amended Merger Agreement, the Company issued 139,958 shares of its preferred stock during November 2000, pre-merger for $200,000.

     c) The Company received a short-term convertible promissory note dated November 9, 2000 totaling $100,000. The note matures on August 9, 2001.



                                     - F23 -

                   SILVER RAMONA MINING COMPANY AND SUBSIDIARY
                 UNAUDITED PROFORMA CONSOLIDATED FINANCIAL DATA



The Unaudited Proforma Consolidated Balance Sheet of Silver Ramona Mining Company (the "Company") as of September 30, 2000 (the "Proforma Balance Sheet") and, together with the Proforma Statements of Operations, the "Proforma Financial Statements"), has been prepared to illustrate the estimated effect of the reverse triangular acquisition of Achievement Tec, Inc. and the plan of reorganization with Achievement Tech Acquisition Corporation and the Company. The Proforma Financial Statements do not reflect any anticipated cost savings from the Acquisition, or any synergies that are anticipated to result from the Acquisition, and there can be no assurance that any such cost savings or synergies will occur. No Proforma adjustments were made for the Statement of Operations since it was accounted for as a reorganization with a shell company. The Proforma Balance Sheet gives proforma effect to certain stock transactions which occurred prior to the reorganization, but subsequent to September 30, 2000. The Proforma Financial Statements do not purport to be indicative of the financial position of the Company that would have actually been obtained had such Acquisitions been completed as of the assumed date. The proforma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.


                                     - F24 -

                   SILVER RAMONA MINING COMPANY AND SUBSIDIARY
                      PRO FORMA CONSOLIDATED BALANCE SHEET


                                                              SEPTEMBER 30, 2000
                                                 Achievement   Achievement     Silver         Pro Forma      Pro Forma
                                                  Tec, Inc.        Tec         Ramona        Adjustments    Consolidated
                                                               Acquisition     Mining
                                                               Corporation     Company
                                                 ------------------------------------------------------------------------
       ASSETS
CURRENT ASSETS
       Cash and cash equivalents                  $      --        $   --        $   --    $  13,050 (A)        $313,050
                                                                                             300,000 (B)
       Accounts receivable                          146,691            --            --           --             146,691
       Prepaid expenses                                  79            --            --           --                  79
                                                  ---------        ------        ------    ---------            --------

       Total current assets                         146,770            --            --      313,050             459,820

Property and equipment                               63,247            --            --           --              63,247

Investment in subsidiary                                 --            --            --      437,500 (D)              --
                                                                                                 903 (E)
                                                                                            (438,403)(F)
Other assets                                         68,766            --            --            -              68,766
                                                 ----------        ------        ------    ---------            --------

TOTAL ASSETS                                     $  278,783        $   --        $   --    $ 313,050            $591,833
                                                 ==========        ======        ======    =========            ========


       LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
       Bank overdraft                            $   12,123        $   --        $   --    $      --            $ 12,123
       Accounts payable and accrued expenses         44,528            --            --           --              44,528
       Notes payable - Current                      331,624            --            --      100,000 (B)         431,624
                                                 ----------        ------        ------    ---------            --------

       Total current liabilities                    388,275            --            --      100,000             488,275

Due to officer                                      135,730            --            --           --             135,730

Notes payable - Non Current                           4,893            --            --           --               4,893
                                                 ----------        ------        ------    ---------            ---------
       TOTAL LIABILITIES
                                                    528,898             -             -      100,000             628,898
                                                 ----------        ------        ------    ---------            --------


                                     - F25 -

                   SILVER RAMONA MINING COMPANY AND SUBSIDIARY
                PRO FORMA CONSOLIDATED BALANCE SHEET (Continued)


STOCKHOLDERS' DEFICIENCY
       Preferred stock - no par value; 1,000,000
         shares authorized, 419,874 issued and
         outstanding                                600,000            --            --      200,000  (B)             --
                                                                                              37,929  (C)
                                                                                            (837,929) (F)

       Preferred stock - no par value; 10,000,000
         shares authorized, none issued and
         outstanding                                     --            --            --           --                  --

       Common stock - no par value; 1,000,000
         shares authorized; 500,000 issued and
       outstanding                                   52,744            --            --      (52,744) (F)             --

       Common stock - $0.001 par value;
       50,000,000 shares authorized; 500,000
       issued and outstanding                            --           500            --        2,500  (A)         10,014
                                                                                               7,000  (D)
                                                                                                  14  (E)

       Additional paid-in capital                        --       119,520            --       22,500 (A)         893,709
                                                                                             430,500 (D)
                                                                                                 889 (E)
                                                                                             320,300 (F)

       Accumulated deficit                         (902,859)     (120,020)           --      (11,950)(A)        (940,788)
                                                                                             (37,929)(C)
                                                                                             131,970 (F)
                                                 ----------   -----------   -----------   ----------        ------------

       Total stockholders' deficiency              (250,115)           --            --      213,050             (37,065)
                                                 ----------   -----------   -----------   ----------        ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY   $  278,783   $        --   $        --   $  313,050        $    591,833
                                                 ==========   ===========   ===========   ==========        ============


                                     - F26 -

                              ACHIEVEMENT TEC, INC.
             NOTES TO UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET



NOTE 1 - For purposes of this Pro Forma Balance Sheet, September 30, 2000 unaudited information was used.

NOTE 2 - The following is a description of the Pro Forma adjustments as of September 30, 2000 for the Pro Forma Balance Sheet.

            A) To record the issuance of 2,500,000 shares of SRM common stock issued pre-merger valued at $0.01 per share. Of the pre-merger shares issued, 1,305,000 were issued for cash, which totaled $13,050, while 1,195,000 were issued as payment for past services, which totaled $11,950. These shares were valued at $0.01 per share, which approximated the fair value of the stock pre-merger.

            B) To record the issuance of 139,958 shares of Achievement Tec, Inc. preferred stock for $200,000 and the issuance of a $100,000 Convertible Promissory Note.

            C) To record the issuance of 26,542 shares of Achievement Tec, Inc. preferred stock for interest expense totaling $37,929.

            D) To record the issuance of 7,000,000 shares of SRM common stock valued at the last reported bid price for a share of SRM common stock, which totaled $437,500 or $0.0625 per share as of November 10, 2000. These shares were issued as consideration for the 800,000 shares of preferred stock and 500,000 shares of common stock outstanding of Achievement Tech, Inc. as per the merger agreement dated May 9, 2000, subsequently amended July 1, 2000.

            E) To record the issuance of 14,448 shares of SRM common stock valued at the last reported bid price for a share of SRM common stock, which totaled $903 or $0.0625 per share as of November 10, 2000. These shares were issued as consideration for the 8% cumulative interest due to the shareholders of the 600,000 shares of preferred stock outstanding of Achievement Tec, Inc. pre-merger.

            F) To record the elimination of the investment in Achievement Tec, Inc., as well as the related reverse acquisition entries.


                                     - F27 -

                              ACHIEVEMENT TEC, INC.
                  PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS



A Proforma Consolidated Statement of Operations is not applicable due to the transaction being structured as a public shell reverse acquisition merger.


                                    - F28 -

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  JANUARY 16, 2001

                                          SILVER RAMONA MINING, INC.



                                          By:   /s/ Milton S. Cotter
                                             --------------------------
                                             Name:  Milton S. Cotter
                                             Title: Chief Executive Officer